Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated May 8, 2014 with respect to the shares of Common Stock of Cytokinetics, Incorporated, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  May 8, 2014

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser

By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		MAGNITUDE SPECIAL INVESTMENTS PORTFOLIO FUND, LTD.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser

By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BVF INC.

BVF PARTNERS L.P.		By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Inc., its general partner		President

By:	/s/ Mark N. Lampert
	Mark N. Lampert		/s/ Mark N. Lampert
	President		MARK N. LAMPERT